Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Eva Live Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units consisting of (1)	457(o)			$5,750,000		$0.0001531	$880.33
Fees to Be Paid	Equity	(i) Common Stock, par value $0.0001 per share				-		-	-
Fees to Be Paid	Equity	(ii) One Warrant to Purchase One Common Share (2)				-		-	-
Fees to Be Paid	Equity	Common Shares Underlying Warrants				$5,750,000	(3)	$0.0001531	880.33
Fees to Be Paid	Equity	Representative’s Warrants to Purchase Common Stock (2)				-		-	-
Fees to Be Paid	Equity	Common Shares Underlying Representative’s Warrants				$503,125	(4)	$0.0001531	77.03
	Total Offering Amounts					$12,003,125.00			$1,837.68
	Total Fees Previously Paid					-			$3,521.30
	Total Fee Offsets					-			$-
	Net Fee Due								$0

(1)

This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(3)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares underlying the Warrants is equal to $5,750,000 (which is equal to the proposed maximum aggregate offering price for the Units multiplied by 100%, as the exercise price of the Warrants is 100% of the Unit price).
(4)	As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares underlying the Representative’s Warrants is equal to $503,125 (which is equal to 7% of the maximum aggregate offering price of the shares underlying the Units) multiplied by 125%, as the exercise price of the Representative’s Warrants is 125% of the Unit price).